 May 2024

Preliminary Pricing Supplement No. 2,006

Registration Statement Nos. 333-275587; 333-275587-01

Dated April 23, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in International Equities

Jump Securities with Auto-Callable Feature due May 9, 2029

All Payments on the Securities Based on the Performance of the Tokyo Stock Price Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature (the “securities”) offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and do not guarantee the return of any principal at maturity. The securities will be automatically redeemed if the index closing value of the underlying index on the first determination date is greater than or equal to the initial index value, for an early redemption payment of at least $1,250 per security (to be determined on the pricing date), as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value is greater than the initial index value, investors will receive the stated principal amount of their investment plus a return reflecting 400% of the upside performance of the underlying index. However, if the securities are not redeemed prior to maturity and the final index value is less than or equal to the initial index value, investors will be exposed to the decline in the underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. These long-dated securities are for investors who are willing to risk their principal and forego current income in exchange for the possibility of receiving an early redemption payment greater than the stated principal amount if the underlying index closes at or above the initial index value on the first determination date or an equity index-based return at maturity if the underlying index closes above the initial index value on the final determination date. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying index:	Tokyo Stock Price Index
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	May 2, 2024
Original issue date:	May 9, 2024 (5 business days after the pricing date)
Maturity date:	May 9, 2029
Early redemption:

If, on the first determination date, the index closing value of the underlying index is greater than or equal to the initial index value, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

The securities will not be redeemed early on the early redemption date if the index closing value of the underlying index is below the initial index value on the first determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount of at least $1,250 (to be determined on the pricing date), as set forth under “Determination Dates, Early Redemption Date and Early Redemption Payment” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

See “Determination Dates, Early Redemption Date and Early Redemption Payment” below.

The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption date:

See “Determination Dates, Early Redemption Date and Early Redemption Payment” below. If such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value is greater than the initial index value:

$1,000 + ($1,000 × index percent change × 400%)

●If the final index value is less than or equal to the initial index value:

$1,000 × index performance factor

Under these circumstances, if the final index value is less than the initial index value, you will lose some, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $978.00 per security, or within $55.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 16.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due May 9, 2029

All Payments on the Securities Based on the Performance of the Tokyo Stock Price Index

Principal at Risk Securities

Terms continued from previous page:
Initial index value:	, which is the index closing value on the pricing date
Final index value:	The index closing value on the final determination date
Index percent change:	(final index value – initial index value) / initial index value
Index performance factor:	The final index value divided by the initial index value
CUSIP / ISIN:	61776LE78 / US61776LE786
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Date and Early Redemption Payment

Determination Dates		Early Redemption Date		Early Redemption Payment (per $1,000 Security)*
1st determination date:	5/7/2025	Early redemption date:	5/12/2025	At least $1,250
Final determination date:	5/2/2029	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to at least $1,250.

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Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due May 9, 2029

All Payments on the Securities Based on the Performance of the Tokyo Stock Price Index

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due May 9, 2029 All Payments on the Securities Based on the Performance of the Tokyo Stock Price Index (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the index closing value of the underlying index on the first determination date is greater than or equal to the initial index value, for an early redemption payment of at least $1,250 (to be determined on the pricing date), as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value is greater than the initial index value, investors will receive the stated principal amount of their investment plus a return reflecting 400% of the upside performance of the underlying index. However, if the securities are not redeemed prior to maturity and the final index value is less than or equal to the initial index value, investors will be exposed to the decline in the underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	5 years
Automatic early redemption:

If, on the first determination date, the index closing value of the underlying index is greater than or equal to the initial index value, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount, as follows*:

●1st determination date: At least $1,250

*The actual early redemption payment will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value is greater than the initial index value:

$1,000 + ($1,000 × index percent change × 400%)

●If the final index value is less than or equal to the initial index value:

$1,000 × index performance factor

Under these circumstances, if the final index value is less than the initial index value, investors will lose some or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $978.00, or within $55.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying index. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying index, instruments based on the underlying index, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amount, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

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Jump Securities with Auto-Callable Feature due May 9, 2029

All Payments on the Securities Based on the Performance of the Tokyo Stock Price Index

Principal at Risk Securities

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

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Jump Securities with Auto-Callable Feature due May 9, 2029

All Payments on the Securities Based on the Performance of the Tokyo Stock Price Index

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the index closing value of the underlying index on the first determination date is greater than or equal to the initial index value.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

If the underlying index closes at or above the initial index value on the first determination date, the securities will be automatically redeemed for the early redemption payment on the early redemption date. Investors do not participate in any appreciation of the underlying index.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity

This scenario assumes that the underlying index closes below the initial index value on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes above the initial index value. At maturity, investors will receive the stated principal amount of their investment plus a return reflecting 400% of the upside performance of the underlying index.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that the underlying index closes below the initial index value on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes below the initial index value. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero.

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Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due May 9, 2029

All Payments on the Securities Based on the Performance of the Tokyo Stock Price Index

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the index closing value on the first determination date, and the payment at maturity, if any, will be determined by reference to the index closing value on the final determination date. The actual early redemption payment and initial index value will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount, as follows:

●1st determination date: $1,250

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value is greater than the initial index value:

$1,000 + ($1,000 × index percent change × 400%)

●If the final index value is less than or equal to the initial index value:

$1,000 × index performance factor.

Under these circumstances, if the final index value is less than the initial index value, you will lose some or all of your investment

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	2,500

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Jump Securities with Auto-Callable Feature due May 9, 2029

All Payments on the Securities Based on the Performance of the Tokyo Stock Price Index

Principal at Risk Securities

Automatic Call:

Example 1 — The securities are redeemed following the first determination date.

Date	Index Closing Value	Payment (per security)
1st Determination Date	3,375 (at or above the initial index value)	$1,250

In this example, on the first determination date, the index closing value is at or above the initial index value. Therefore, the securities are automatically redeemed on the early redemption date. Investors will receive a payment of $1,250 per security on the early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying index.

How to calculate the payment at maturity:

In the following examples, the underlying index closes below the initial index value on the first determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Index Final Index Value	Payment at Maturity (per security)
Example 1:	2,750 (above the initial index value)	$1,000 + ($1,000 × 10% × 400%) = $1,400
Example 2:	500 (below the initial index value)	$1,000 × (500 / 2,500) = $200

In example 1, the final index value is above the initial index value. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 400% of the appreciation of the underlying index. Investors receive $1,400 per security at maturity.

In example 2, the final index value is below the initial index value. Therefore, investors are exposed to the downside performance of the underlying index at maturity. Investors receive at maturity an amount equal to the stated principal amount multiplied by the index performance factor.

If the securities are not redeemed prior to maturity and the final index value is below the initial index value, you will be exposed to the downside performance of the underlying index and you will lose some or all of your investment in the securities.

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All Payments on the Securities Based on the Performance of the Tokyo Stock Price Index

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final index value is less than the initial index value, you will be exposed to the decline in the value of the underlying index, as compared to the initial index value, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the index performance factor. In this case, the payment at maturity will be less than the stated principal amount and could be zero.

￭If the securities are redeemed prior to maturity, the appreciation potential of the securities is limited by the fixed early redemption payment specified for the first determination date. If the underlying index closes at or above the initial index value on the first determination date, the securities will be automatically redeemed. In this scenario, the appreciation potential of the securities is limited to the fixed early redemption payment specified for the first determination date, and no further payments will be made on the securities once they have been redeemed. In addition, if the securities are redeemed prior to maturity, you will not participate in any appreciation of the underlying index, which could be significant. Moreover, the fixed early redemption payment may be less than the payment at maturity you would receive for the same level of appreciation of the underlying index had the securities not been automatically redeemed and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the underlying index on any day, including in relation to the initial index value, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying index,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying index or securities markets generally and which may affect the value of the underlying index, odividend rates on the securities underlying the underlying index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying index and changes in the constituent stocks of such index, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of the underlying index at the time of sale is near or below the initial index value or if market interest rates rise.

You cannot predict the future performance of the underlying index based on its historical performance. The value of the underlying index may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than the stated principal amount. See “Tokyo Stock Price Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated

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obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying index. Investing in the securities is not equivalent to investing in the underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying index or its component stocks), including trading in the stocks that constitute the underlying index as well as in other instruments related to the underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the underlying index and other

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financial instruments related to the underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value, and, therefore, could potentially increase the value at or above which the underlying index must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment, and the value at or above which the underlying index must close on the final determination date so that you are not exposed to the negative performance of the underlying index at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value, the final index value, whether the securities will be redeemed on the early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of an index closing value in the event of a market disruption event or discontinuance of the underlying index. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Index

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

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￭Adjustments to the underlying index could adversely affect the value of the securities. The publisher of the underlying index may add, delete or substitute the component stocks of the underlying index or make other methodological changes that could change the value of the underlying index. Any of these actions could adversely affect the value of the securities. The publisher of the underlying index may also discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the determination of whether the securities will be redeemed on the early redemption date or the payment at maturity, as applicable, will be based on whether the value of the underlying index based on the closing prices of the securities constituting the underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the underlying index last in effect prior to such discontinuance is greater than or equal to the initial index value.

You should also note that JPX Market Innovation & Research, Inc. (“JPXI”) recently implemented methodology changes to the underlying index that are being carried out in stages through January 2025. Among other things, this means that, with respect to the underlying index, limited historical underlying index performance information is available incorporating the changes that have been carried out to date. Specifically, prior to April 4, 2022, the component stocks of the underlying index consisted of all domestic common stocks listed on the First Section of the Tokyo Stock Exchange (the “TSE”). On April 4, 2022, JPXI began revisions to the underlying index in conjunction with the restructuring of the TSE into three new market segments: the Prime Market, the Standard Market and the Growth Market. Stocks that were components of the underlying index as of April 1, 2022 continue to be included after the market restructuring, regardless of their new market segment. However, component stocks with tradeable share market capitalization of under JPY 10 billion are designated as “phased weighting reduction constituents,” and their weighting will be gradually reduced in ten stages on the last business day of each quarter beginning in October 2022 and ending in January 2025. Subject to a re-evaluation after the fourth stage, they will be removed from the underlying index on the last business day of January 2025. Because revisions to the composition of the underlying index are being carried out in several stages over a period of approximately 2.25 years, historical performance of the underlying index that reflects all of the currently contemplated changes will not be available until the final stage of revisions is implemented in January 2025.

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Tokyo Stock Price Index Overview

The Tokyo Stock Price Index, which we also refer to as the TOPIX® Index, is published by JPX Market Innovation & Research, Inc. (“JPXI”). The TOPIX® Index was developed by the TSE. Publication of the TOPIX® Index began on July 1, 1969, based on a base index value of 100 as of January 4, 1968. Prior to April 4, 2022, the TSE domestic stock market was divided into two sections: the First Section and the Second Section. Listings of stocks on the TSE were divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer-established and more actively traded issues and the Second Section to smaller and newly listed companies. At that time, the component stocks of the TOPIX® Index consisted of all domestic common stocks listed on the First Section of the TSE. On April 4, 2022, JPXI began revisions to the TOPIX® Index in conjunction with the restructuring of the TSE into three new market segments: the Prime Market, the Standard Market and the Growth Market. Stocks that were components of the TOPIX® Index as of April 1, 2022 continue to be included after the market restructuring, regardless of their new market segment. However, component stocks with tradeable share market capitalization of under JPY 10 billion are designated as “phased weighting reduction constituents,” and their weighting will be gradually reduced in ten stages on the last business day of each quarter beginning in October 2022 and ending in January 2025. Subject to a re-evaluation after the fourth stage, they will be removed from the TOPIX® Index on the last business day of January 2025. The TOPIX® Index is computed and published every second via the Market Information System, and is reported to securities companies, news media, and other institutions across Japan. For additional information about the TOPIX® Index, see the information set forth under “Tokyo Stock Price Index” in the accompanying index supplement.

Information as of market close on April 22, 2024:

Bloomberg Ticker Symbol:	TPX	52 Week High (on 3/22/2024):	2,813.22
Current Index Value:	2,662.46	52 Week Low (on 4/26/2023):	2,023.90
52 Weeks Ago:	2,037.34

The following graph sets forth the daily index closing values of the underlying index for the period from January 1, 2019 through April 22, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the underlying index for each quarter in the same period. The index closing value of the underlying index on April 22, 2024 was 2,662.46. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the value of the underlying index at any time, including on the determination dates.

Tokyo Stock Price Index Daily Index Closing Values January 1, 2019 to April 22, 2024

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Tokyo Stock Price Index	High	Low	Period End
2019
First Quarter	1,627.59	1,471.16	1,591.64
Second Quarter	1,630.68	1,498.96	1,551.14
Third Quarter	1,623.27	1,478.03	1,587.80
Fourth Quarter	1,747.20	1,568.87	1,721.36
2020
First Quarter	1,744.16	1,236.34	1,403.04
Second Quarter	1,630.72	1,325.13	1,558.77
Third Quarter	1,661.93	1,496.06	1,625.49
Fourth Quarter	1,819.18	1,579.33	1,804.68
2021
First Quarter	2,012.21	1,791.22	1,954.00
Second Quarter	1,983.54	1,849.04	1,943.57
Third Quarter	2,118.87	1,880.68	2,030.16
Fourth Quarter	2,055.56	1,926.37	1,992.33
2022
First Quarter	2,039.27	1,758.89	1,946.40
Second Quarter	1,969.98	1,818.94	1,870.82
Third Quarter	2,006.99	1,835.94	1,835.94
Fourth Quarter	2,018.80	1,847.58	1,891.71
2023
First Quarter	2,071.09	1,868.15	2,003.50
Second Quarter	2,300.36	1,961.28	2,288.60
Third Quarter	2,430.30	2,221.48	2,323.39
Fourth Quarter	2,391.05	2,218.89	2,366.39
2024
First Quarter	2,813.22	2,378.79	2,768.62
Second Quarter (through April 22, 2024)	2,759.64	2,626.32	2,662.46

“TOPIX®” and “TOPIX® Index” are trademarks of JPXI. For more information, see “Tokyo Stock Price Index” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	JPX Market Innovation & Research, Inc., or any successor thereof
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the first determination date, give notice of the early redemption of the securities and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of

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an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying index, in futures and/or options contracts on the underlying index or its component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value, and, therefore, could increase the level at or above which the underlying index must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment, and the level at or above which the underlying index must close on the final determination date so that you are not exposed to the negative performance of the underlying index at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send

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you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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